EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the captions “Experts,” “Summary Financial Information,” and “Selected Historical Financial Information” and to the use of our report dated March 4, 2004 (except for paragraph 2 of Note 18, as to which the date is March 12, 2004), in the Registration Statement (Post Effective Amendment No. 4 to Form S-1 No. 333-112386) and related Prospectus of Bakers Footwear Group, Inc. for the registration of 653,331 shares of its common stock.

St. Louis, Missouri
November 16, 2004